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                                                                   EXHIBIT 10.14











                           LOAN AND SECURITY AGREEMENT
                                 WEBRIDGE, INC.




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        THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated November __,
2000, is between SILICON VALLEY BANK ("Bank") whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office at 11000 SW Stratus, Ste. 170, Beaverton Oregon 97008-7113 and Webridge, Inc., a Delaware Corporation ("Borrower"), whose address is 1925 NW AmberGlen Parkway, Suite 400, Beaverton, OR 97006

                                    RECITALS

        A. Bank and Borrower are parties to that certain Amended and Restated Loan and Security Agreement dated August 25, 1999 (the "1999 Agreement").

        B. This Agreement supercedes the 1999 Agreement except that the provisions of Section 2.1.3 of the 1999 Agreement relating to a pre-existing term loan shall continue to control the relationship of the parties with respect to such pre-existing term loan.

        The parties agree as follows:

1       ACCOUNTING AND OTHER TERMS

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2       LOAN AND TERMS OF PAYMENT

2.1 CREDIT EXTENSIONS. Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1   REVOLVING ADVANCES.

        (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line minus the Cash Management Services Sublimit or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the FX Reserve. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

        (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 P.M. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to that reliance.

        (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

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2.1.2   LETTERS OF CREDIT. Bank will issue or have issued Letters of Credit for
Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date, but Borrower's Letter of Credit reimbursement obligation must be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank reasonably requests.

2.1.3 FOREIGN EXCHANGE. If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the availability under the Committed Revolving Line (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4 CASH MANAGEMENT SUBLIMIT. Borrower may use up to the amount available under the Committed Revolving Line for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the Cash Management Services Agreement (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as an Advance under the Line of Credit.

2.1.5   EQUIPMENT ADVANCES.

        (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Equipment Availability End Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Equipment purchased within 120 days of the Equipment Advance. Software may constitute up to $150,000 of the aggregate Equipment Advances. Each Equipment Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Equipment Availability End Date. For purposes of this Section, the minimum amount of each Equipment Advance is $50,000.

        (b) To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached as Exhibit E (`Loan Supplement"), copies of invoices for the Financed Equipment, and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance specified herein, Bank will disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost.

        (c) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank's sole reasonable discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

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        (d) Principal and Interest Payments On Payment Dates. Borrower will repay the Equipment Advances on the terms provided in the Loan Supplement. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, "Scheduled Payments"), on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 3:00 P.M. Pacific time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Sections 2.1.5(i) and 2.1.5(j).

        (e) Interest Rate. Borrower will pay interest on the Payment Dates (as described above) at the per annum rate of interest equal to the Basic Rate determined by the Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percentage (5.00%) points.

        (f) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank, on behalf of Bank, an amount (the "Interim Payment") equal to the initial Equipment Advance multiplied by the product of (i) the quotient derived from dividing the Basic Rate by 360, and (ii) the number of days from the Funding Date of the Equipment Advance until the first Payment Date with respect to such Equipment Advance.

        (g) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.6, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

        (h) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments with respect to each Equipment Advance,
(ii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, and (iii) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

        (i) Permitted Prepayment of Loans. Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all unpaid principal; (B) all unpaid accrued interest to the date of the prepayment; (C) the Final Payment; and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

2.2     OVERADVANCES. If Borrower's Obligations under Section 2.1.1, 2.1.2,
2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or
(ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

2.3     INTEREST RATE PAYMENTS.

        (a) Interest Rate. Advances (this term includes only Advances under the Committed Revolving Line) accrue interest on the outstanding principal balance at a per annum rate .50 percentage


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points above the Prime Rate. After an Event of Default, and after notice by Bank to Borrower of such Event of Default, Obligations accrue interest at 5 percent above the rate which was effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

        (b) Payments. Interest is payable on the first day of each month. Bank may debit any of Borrower's deposit accounts including Account Number [__________] for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 3:00 P.M. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4     FEES. Borrower will pay to Bank:

        (a) Facility Fee, Committed Revolving Line. A fully earned, non-refundable facility fee of $3,130 for the Committed Revolving Line due on the Closing Date; and

        (b) Facility Fee, Committed Equipment Line. A fully earned, non-refundable facility fee of $2,500 for the Committed Equipment Line due on the Closing Date; and

        (c) Unused Commitment Fee. An unused commitment fee computed at the rate of .125 per cent per annum on the daily amount by which the Committed Revolving Line exceeds the total of (a) the total outstanding Advances, (b) the total of all outstanding Letters of Credit, (c) the FX Reserve. Such unused commitment fee shall be payable in arrears at quarterly intervals commencing on December 31, 2000; and

        (d) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses not exceeding $2,500 for documentation and negotiation of this Agreement incurred through and after the Closing Date when due.

2.5 ADDITIONAL COSTS. If any law or regulation increases Bank's costs or reduces its income for any loan, Borrower will pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it will allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice. If any law or regulation is repealed or amended so as to decrease Bank's costs or increase its income for any loan, Bank will cease to collect any increase in cost or reduction in income or additional expense from Borrower under this Section and will refund any such increase in cost, reduction in income or additional expenses paid by Borrower attributable to a period after such repeal or amendment.

3       CONDITIONS OF LOANS

3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension is subject to the following:

        (a) timely receipt of any Payment/Advance Form; and

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        (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

4       CREATION OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5       REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, or has the right under valid licenses to such Intellectual Property, except for exclusive or non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the

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transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 SUBSIDIARIES. Borrower does not presently own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6       AFFIRMATIVE COVENANTS

        Borrower will do all of the following:

6.1 GOVERNMENT COMPLIANCE. Borrower will maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

        (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than 120 days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more;
(v) prompt notice of any material change in the


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composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information Bank requests.

        (b) Within 20 days after the last day of each month on which Borrower's unrestricted cash is less than $5,000,000, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

        (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

        (d) Bank has the right to audit the Collateral at Borrower's expense, but the audits will be conducted no more often than once every 12 months unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, however, Bank will audit the Collateral at Borrower's expense following the end of any month in which Borrower's unrestricted cash first falls below $5,000,000.

6.3     THIS SECTION INTENTIONALLY OMITTED.

6.4 TAXES. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 INSURANCE. Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations. Statutory notice regarding insurance:

                                     WARNING

        Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

        You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

        This coverage we purchased may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

6.6 PRIMARY ACCOUNTS. Borrower will maintain its primary depository and operating accounts with Bank.

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6.7     FINANCIAL COVENANTS.

        Borrower will maintain as of the last day of each month, unless otherwise noted:

        (i) Quick Ratio (Adjusted). A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 3.0 to 1.0.

        (ii) Debt/Tangible Net Worth Ratio. A ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than
1.0 to 1.0.

        (iii) Tangible Net Worth. Tangible Net Worth plus Subordinated Debt of at least $5,000,000.

6.8 INTELLECTUAL PROPERTY RIGHTS. Borrower will: (i) protect, defend and maintain the validity and enforceability of the Intellectual Property; (ii) promptly advise Bank in writing of material infringements of the Intellectual Property; and (iii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9 FURTHER ASSURANCES. Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7       NEGATIVE COVENANTS

        Borrower will not do any of the following without the Bank's written consent, which will not be unreasonably withheld:

7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of exclusive or non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations at which Borrower employs 10 or more people.

7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate result in a decrease of more than 25% of Tangible Net Worth and (ii) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

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7.5     ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted
Liens, or permit any Collateral not to be subject to Bank's first priority security interest in the Collateral granted herein, subject only to Permitted Liens.

7.6 INVESTMENTS; DISTRIBUTIONS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

7.9 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8       EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within 5 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2 COVENANT DEFAULT. Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts in the 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional time, (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 MATERIAL ADVERSE CHANGE. (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance occurs; or (ii) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in
Section 6 during the next succeeding financial reporting period;

8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 OTHER AGREEMENTS. If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7 JUDGMENTS. If a money judgment(s) in the aggregate of at least $250,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9       BANK'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

        (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

        (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

        (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

        (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

        (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

        (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

        (g) Dispose of the Collateral according to the Code.

9.2 POWER OF ATTORNEY. When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates. `

9.3 ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5 BANK'S LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices and Section 79.2070 of the Code, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 DEMAND WAIVER. Except as specifically set forth herein, borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10      NOTICES

        All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        Oregon law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Washington County, Oregon or Multnomah County, Oregon.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12      GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2 INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain, through no fault of the Bank, after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not reasonably know that the third party is prohibited from disclosing the information.

12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

12.10 OREGON STATUTORY NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

13      DEFINITIONS

13.1    DEFINITIONS.

        "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

        "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "BASIC RATE" is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the thirty-six month Treasury Note Maturity as quoted in The Wall Street Journal on the day the Loan Supplement is prepared, plus (b) the Loan Margin.

        "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "BORROWING BASE" is 80 % of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate at any time when Borrower's most recent monthly consolidated balance sheet shows that Borrower's unrestricted cash is less than $5,000,000. However, Borrowing Base is 25% of all Accounts as shown on Borrower's most recent monthly consolidated balance sheet at any time when such balance sheet shows that Borrower's unrestricted cash is equal to or greater than $5,000,000.

        "CLOSING DATE" is the date of this Agreement.

        "CODE" is the Oregon Uniform Commercial Code.

        "COLLATERAL" is the property described on Exhibit A.

        "COMMITTED EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to $500,000

        "COMMITTED REVOLVING LINE" is an Advance or Advances of up to $2,500,000.

        "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

        "CREDIT EXTENSION" is each Advance, Equipment Advance, Letter of Credit, term loan, Exchange Contract or any other extension of credit by Bank for Borrower's benefit.

        "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

        "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

        "DEFERRED REVENUE" is all amounts received in advance of performance under maintenance or other contracts and not yet recognized as revenue.

        "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower 30 days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

        (a) Accounts that the account debtor has not paid within 90 days of invoice date;

        (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

        (c) Credit balances over 90 days from invoice date;

        (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, provided however, that this limitation shall not apply to any account debtor whose Standard & Poor's credit rating in BBB+ or better. In the case of account debtors whose Standard & Poor's credit rating is BBB+ or better, only Accounts exceeding $500,000 shall be subject to the 25% concentration limitation;

        (e) Accounts for which the account debtor does not have its principal place of business in the United States;

        (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

        (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

        (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

        (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

        (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

        (k) Accounts for which Bank reasonably determines collection to be doubtful.

        "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "EQUIPMENT ADVANCE" is defined in Section 2.1.5

        "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.5.

        "EQUIPMENT MATURITY DATE" is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "FX FORWARD CONTRACT" is defined in Section 2.1.3.

        "FX RESERVE" is defined in Section 2.1.3.

        "FINANCED EQUIPMENT" is defined in the Loan Supplement.

        "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

        "GAAP" is generally accepted accounting principles.

        "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INTELLECTUAL PROPERTY" is:

        (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

        (b) Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

        (c) All design rights which may be available to Borrower now or later created, acquired or held;

        (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

        All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

        "LOAN FACTOR" is the percentage which results from amortizing the Equipment Advance over the Repayment Period, using the Basic Rate as the interest rate.

        "LOAN MARGIN" is 500 basis points.

        "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

        "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax (if known) or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

        "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "PERMITTED INDEBTEDNESS" is:

        (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

        (b) Indebtedness existing on the Closing Date and shown on the Schedule;

        (c) Subordinated Debt.

        (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

        Indebtedness secured by Permitted Liens.

        "PERMITTED INVESTMENTS" are those described on Exhibit F.

        "PERMITTED LIENS" are:

        (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

        (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

        (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

        (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

        (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

        "REPAYMENT PERIOD," as to the Equipment Advances, is 36 months.

        "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

        "REVOLVING MATURITY DATE" is September 30, 2001.

        "SCHEDULE" is any attached schedule of exceptions.

        "SUBORDINATED DEBT" is debt if any, incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

        "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

        "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

        "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

WEBRIDGE, INC.

By: /s/ DAVID L. BRINKER
    --------------------------
Title: CFO

SILICON VALLEY BANK


By: /s/
    --------------------------
Title: VP








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